EXHIBIT 4.1

REGISTRATION RIGHTS AGREEMENT

dated as of August 4, 2004

by and between

MATRIXONE, INC.,

and

THE REPRESENTATIVE

of

FORMER NOTEHOLDERS AND CERTAIN FORMER STOCKHOLDERS

of

SYNCHRONICITY SOFTWARE, INC.

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of August 4, 2004 (this “Agreement”), by and between MatrixOne, Inc., a Delaware corporation (“MatrixOne”), and James Furnivall, as the Representative (the “Representative”) for the Holders (as defined herein).

WHEREAS, MatrixOne, MatrixOne International, Inc., InSync Merger Corporation, Synchronicity Software, Inc. (“Synchronicity”), the noteholders and certain stockholders of Synchronicity and the Representative have entered into an Agreement and Plan of Merger, dated as of June 4, 2004 (the “Merger Agreement”), which, among other things, contemplates the execution and delivery of this Agreement concurrently with the consummation of the transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants, agreements, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

GENERAL

Section 1.1 Definitions.

(a) As used in this Agreement the following terms shall have the following respective meanings:

“Affiliate(s)” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

“Agreement” shall have the meaning set forth in the Preamble of this Agreement.

“Commission” means the Securities and Exchange Commission.

“Effectiveness Period” shall have the meaning set forth in Section 2.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” means any Person owning of record Registrable Securities who becomes bound to this Agreement by executing the Merger Matters Letter or other documentation in form and substance satisfactory to MatrixOne and “Holders” means all such Persons.

“Indemnified Party” shall have the meaning set forth in Section 2.4(c).

“Indemnifying Party” shall have the meaning set forth in Section 2.4(c).

“Losses” shall have the meaning set forth in Section 2.4(a).

“MatrixOne” shall have the meaning set forth in the Preamble.

“MatrixOne Common Stock” shall mean the common stock, $0.01 par value per share of MatrixOne.

“Merger Agreement” shall have the meaning set forth in the Recitals.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, trust, association, organization or other entity or any court, administrative agency or commission or other governmental authority or instrumentality, governmental or political subdivision thereof or a governmental agency.

“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means the Shares other than any Shares sold by a Person to the public either pursuant to a Registration Statement or Rule 144 or sold in a private transaction in which the transferor’s rights under Article 2 are not assigned.

“Registration Statement” means the registration statement and any additional registration statements contemplated by this Agreement, including, in each case, the prospectus included in the Registration Statement, amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference therein.

“Representative” shall have the meaning set forth in the Preamble.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Shares” means all of the shares of MatrixOne Common Stock received by the noteholders or stockholders of Synchronicity as merger consideration pursuant to the Merger Agreement, as adjusted to reflect fully the effect of any stock splits, reverse splits, stock dividends (including any dividends or distributions of securities convertible into MatrixOne Common Stock) and recapitalizations.

“Subone” shall have the meaning set forth in the Recitals.

“Synchronicity” shall have the meaning set forth in the Recitals.

(b) Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

ARTICLE II

REGISTRATION

Section 2.1 Registration Statement. On September 1, 2004, or as promptly as practicable thereafter, MatrixOne shall prepare and file with the Commission a “shelf” Registration Statement covering all Registrable Securities owned of record by Holders for an offering to be made on a continuous basis pursuant to Rule 415 promulgated under the Securities Act. The Registration Statement shall be on Form S-3 (except if MatrixOne is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith). Subject to the other provisions of this Agreement, MatrixOne shall (a) not permit any securities other than the Registrable Securities to be included in the Registration Statement, (b) use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as possible after the filing thereof and to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (i) the date when all Registrable Securities covered by such Registration Statement have been sold, (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold without registration pursuant to Rule 144(k) of the Securities Act or (iii) the first anniversary of the date such Registration Statement is declared effective (such period of effectiveness the “Effectiveness Period”).

Section 2.2 Expenses of Registration. All fees and expenses incident to the performance of or compliance with this Agreement by MatrixOne shall be borne by MatrixOne whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, the following: (a) all registration and filing fees (including, without limitation, fees and expenses (i) with respect to filings required to be made with the Nasdaq, (ii) with respect to filings required to be made with the Commission and (iii) in compliance with state securities or Blue Sky laws), (b) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the Representative), (c) fees and disbursements of counsel for MatrixOne and (d) fees and expenses of all other persons retained by MatrixOne in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, MatrixOne’s independent public accountants (including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters). In addition, MatrixOne shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

Section 2.3 Certain Covenants and Agreements.

(a) MatrixOne shall use its commercially reasonable efforts to cause the Registration Statement to become effective and remain effective as provided herein; provided that not less than five business days prior to the filing of the Registration Statement or any related prospectus or any amendment or supplement thereto (including any document that would be incorporated therein by reference), MatrixOne shall (i) furnish to the Representative and any counsel to the Representative, copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the timely review of such counsel and (ii) at the request of the Representative cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of counsel to the Representative, to conduct a reasonable investigation within the meaning of the Securities Act. MatrixOne shall not file the Registration Statement or any such prospectus or any amendments or supplements thereto to which the Representative shall reasonably object in writing within three business days of its receipt thereof.

(b) MatrixOne shall (i) prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements as may be necessary in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond promptly to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and promptly provide the Representative true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such prospectus as so supplemented.

(c) MatrixOne shall notify the Representative promptly (i)(A) when a prospectus or any prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed, (B) when the Commission notifies MatrixOne whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) of the receipt by MatrixOne of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (v) of the occurrence of any event that makes any statement made in the Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, prospectus or other documents so that, in the case of the Registration Statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. MatrixOne shall furnish to counsel to the Representative, without charge, (i) a copy of any correspondence from the Commission or the Commission’s staff to MatrixOne or its representatives relating to any Registration Statement promptly after the same is received and (ii) a copy of any written response to the correspondence received from the Commission promptly after the same is prepared and filed with the Commission.

(d) MatrixOne shall use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e) MatrixOne shall furnish to the Representative, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by the Representative (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(f) MatrixOne shall promptly deliver to the Representative, without charge, as many copies of the Registration Statement, prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as the Representative may reasonably request for use by the selling Holders; and MatrixOne hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto.

(g) MatrixOne shall prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders and their counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided that MatrixOne shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject MatrixOne to any material tax in any such jurisdiction where it is not then so subject.

(h) MatrixOne shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement and to enable such Registrable Securities to be in such denominations and registered in such names as the Holders may request at least two business days prior to any sale of Registrable Securities.

(i) MatrixOne shall upon the occurrence of any event contemplated by Section 2.3(c)(v), as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j) MatrixOne shall use its commercially reasonable efforts to cause all Registrable Securities relating to such Registration Statement to be listed on the Nasdaq.

(k) MatrixOne shall use its commercially reasonable efforts to require each selling Holder to furnish to MatrixOne information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and MatrixOne may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time prior to the filing of each Registration Statement, supplemented prospectus and/or amended Registration Statement.

(l) If there is material non-public information regarding MatrixOne or any of its subsidiaries (including, without limitation, regarding a significant business opportunity, acquisition, disposition, merger, consolidation, tender offer, corporate reorganization, material financing or other similar transaction or other corporate development) that MatrixOne’s Board of Directors determines in good faith (i) would be required to be disclosed under the Registration Statement and (ii) would not be in MatrixOne’s best interest to disclose then, not more than two times during the Effectiveness Period, MatrixOne may by notice to the Representative suspend effectiveness of a Registration Statement and suspend the sale of Registrable Securities under a Registration Statement until the earlier of (A) such information is disclosed, (B) such information ceases to be material or (C) 30 business days from the date of such notice.

(m) Within two (2) business days after the Registration Statement which includes the Registrable Securities is ordered effective by the Commission, MatrixOne shall deliver, and shall cause legal counsel for MatrixOne to deliver, to the transfer agent for such Registrable Securities (with copies to the Representative) confirmation that the Registration Statement has been declared effective by the Commission.

(n) Upon receipt of a notice from MatrixOne of the occurrence of any event of the kind described in Section 2.3(c)(ii), 2.3(c)(iii), 2.3(c)(iv), 2.3(c)(v) or 2.3(l), the Representative shall cause each Holder to, and each Holder shall, forthwith discontinue disposition of such Registrable Securities under the Registration Statement until MatrixOne notifies the Representative that Holders may resume disposition efforts under the Registration Statement and the Holders have received any amendment or supplement to the Registration Statement, if any, required as a result of such event.

(o) The Representative shall provide MatrixOne with the names of all selling Holders selling pursuant to the Registration Statement along with all other information necessary to complete the Registration Statement with respect to such Holders, which information shall be provided a reasonable amount of time prior to the effectiveness of the Registration Statement.

Section 2.4 Indemnification.

(a) Indemnification by MatrixOne. MatrixOne shall indemnify and hold harmless the Representative, each Holder, its permitted assignees, officers, directors, agents and employees, each person who controls any such Holder or permitted assignee (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against any and all claims, losses, damages, liabilities, penalties, judgments, costs (including, without limitation, costs of investigation) and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Losses”), arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, the final prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Holder furnished in writing to MatrixOne by such Holder or the Representative expressly for use therein, which information was reviewed and expressly approved in writing by such Holder and its counsel or the Representative and its counsel expressly for use in the Registration Statement, such prospectus or such form of prospectus or in any amendment or supplement thereto or as a result of the failure of the Holder to deliver a prospectus, as amended or supplemented, to a purchaser in connection with an offer or sale. MatrixOne shall notify the Representative promptly of the institution, threat or assertion of any proceeding of which MatrixOne is aware in connection with the transactions contemplated by this Agreement.

(b) Indemnification by Holders. Each Holder and its permitted assignees shall, severally and not jointly, indemnify and hold harmless the Representative, MatrixOne, the directors, officers, agents and employees, each person who controls MatrixOne (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any prospectus, or any form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in or omitted from any information so furnished in writing by such Holder or its counsel or the Representative or its counsel to MatrixOne specifically for inclusion in the Registration Statement or such prospectus or to the extent that such information relates to such Holder (including, but not limited to, the beneficial ownership of shares of common stock by such Holder and its Affiliates, and the name and address of such Holder) or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder or its counsel or the Representative or its counsel expressly for use in the Registration Statement, such prospectus or such form of prospectus supplement. Notwithstanding anything to the contrary contained herein, the Holder shall be liable under this Section 2.4(b) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

(c) Conduct of Indemnification Proceedings. (i) If any proceeding shall be brought or asserted against any person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

(ii) An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (A) the Indemnifying Party has agreed in writing to pay such fees and expenses;

or (B) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or (C) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

(iii) All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within twenty (20) business days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder or pursuant to applicable law).

(d) Contribution. (i) If a claim for indemnification under Section 2.4(a) or 2.4(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 2.4(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. Notwithstanding anything to the contrary contained herein, the Holder shall be liable or required to contribute under this Section 2.4(d) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

(ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 2.4(d)(i). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) Not Exclusive. The indemnity and contribution agreements contained in this Section 2.4 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

Section 2.5 Rule 144. As long as any Holder owns Registrable Securities and MatrixOne is required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, MatrixOne shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by MatrixOne after the date hereof pursuant to Section 13(a) or l5(d) of the Exchange Act. As long as any Holder owns Registrable Shares, if MatrixOne is not required to file reports pursuant to Section 13 (a) or 15(d) of the Exchange Act, it will prepare and furnish to the Representative and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13 (a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act.

Section 2.6 Restrictions on Disposition of Shares. During the period commencing on the date hereof and ending on the last day of the Effectiveness Period, without the prior written consent of MatrixOne, each Holder shall not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Shares, in cash or otherwise, except for: (i) sales of Shares pursuant to the Registration Statement (A) of up to 25% of the Shares owned by such Holder on the date hereof upon effectiveness of the Registration Statement and thereafter, (B) of up to an additional 10% of the Shares owned by such Holder on the date hereof upon the two week anniversary of the effectiveness of the Registration Statement and thereafter and (C) of up to an additional 5% of the Shares owned by such Holder on the date hereof upon each of third through fifteenth weekly anniversaries of the effectiveness of the Registration Statement and thereafter, provided that such Holder shall not sell more than 25% of the Shares owned by such Holder on the date hereof pursuant to the Registration Statement in any one week; or (ii) (A) transfers of Shares as a bona fide gift or gifts or (B) distributions of Shares to limited partners of such Holder, provided that each donee or distributee becomes bound by this Agreement by executing documentation in form and substance satisfactory to MatrixOne.

Section 2.7 Representations and Warranties of MatrixOne. MatrixOne hereby represent and warrants to each holder that:

(a) This Agreement has been duly authorized, executed and delivered by MatrixOne and constitutes the legal, valid and binding agreement of MatrixOne, enforceable, assuming due execution and delivery by the other parties hereto, against MatrixOne in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(b) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and performance by MatrixOne of this Agreement will not, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to, any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which MatrixOne is bound that could reasonably be expected to have a material adverse effect on the ability of MatrixOne to consummate the transactions contemplated by this Agreement or perform its obligations hereunder.

Section 2.8 Legends.

(a) MatrixOne shall give stop transfer instructions to its transfer agent with respect to any MatrixOne Common Stock received by Holders pursuant to the Merger Agreement and each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

(b) MatrixOne shall reissue promptly unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the MatrixOne) reasonably acceptable to the MatrixOne to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

(c) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the MatrixOne of an order of the appropriate Blue Sky authority authorizing such removal.

ARTICLE III

MISCELLANEOUS

Section 3.1 Remedies. In the event of a breach by MatrixOne, the Representative or a Holder, of any of their obligations under this Agreement, MatrixOne, the Representative or a Holder, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. MatrixOne, the Representative and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

Section 3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts.

Section 3.3 Successors And Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto, except that the rights under Article 2 may only be assigned to a Person who becomes bound by this Agreement by executing documentation in form and substance satisfactory to MatrixOne.

Section 3.4 Entire Agreement. This Agreement and the Merger Matters Letter hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

Section 3.5 Severability. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.6 Amendment And Waiver.

(a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of MatrixOne and the Representative.

(b) Except as otherwise expressly provided, the obligations of MatrixOne and the rights of the Holders under this Agreement may be waived only with the written consent of the Representative.

(c) Each Holder acknowledges that by the operation of this Section 3.6, the Representative may have the right and power to diminish or eliminate all rights of such Holder under this Agreement.

Section 3.7 Delays Or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of MatrixOne under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.

Section 3.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient and if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to the Holders shall be sent to the Representative at the address as set forth in the Merger Agreement or at such other address as the Representative may designate by ten days advance written notice to the MatrixOne. All communications to the MatrixOne shall be sent to the MatrixOne at the address as set forth in the Merger Agreement or at such other address as MatrixOne may designate by ten days advance notice to the Representative.

Section 3.9 Attorneys’ Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

Section 3.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 3.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

Section 3.12 Terminations. This Agreement shall terminate on the date on which the Registrable Securities may be sold without restriction pursuant to Rule 144(k) of the Securities Act except that Section 2.4 (and to the extent applicable to Section 2.4, this Article III) shall survive termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MATRIXONE, INC.

By:	/s/ Maurice Castonguay
Name:	Maurice Castonguay
Title:	CFO

THE REPRESENTATIVE

/s/ James Furnivall
James Furnivall, solely in his
capacity as the Representative